UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2010

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

In a Current Report on Form 8-K dated November 9, 2010, the Federal Home Loan Bank of New York ("Bank") reported the election to the Bank’s Board of Directors ("Board"), for terms beginning on January 1, 2011, of current Independent Directors Anne Evans Estabrook and Richard S. Mroz, current Member Director Joseph R. Ficalora, and new Member Director John R. Buran.

In that 8-K, the Bank said that it would report on compensation for these Directors at a later time. In this regard, the compensation of all of the foregoing Directors, as well as the other Directors serving on the Board in 2011, will be in accordance with a 2011 Director Compensation Policy ("Compensation Policy") approved by the Board on December 16, 2010. In brief, the Compensation Plan provides that the maximum fee opportunity for the Board Chair in 2011 will be $100,000; the maximum fee opportunity for the Board Vice Chair and for those Directors serving as a Committee Chair in 2011 will be $85,000 (subject to provisions stating that (i) service as the Chair of more than one Board Committee will not increase the fee opportunity for a Director, and (ii) service as a Committee Chair by the Chair and/or Vice Chair of the Board will not increase their fee opportunities); and the maximum fee opportunity for all other Directors in 2011 will be $75,000. Each Director shall be paid an amount equal to one-ninth of his or her maximum fee opportunity for each Board meeting attended by such Director in 2011. (The Bank’s safety and soundness regulator, the Federal Housing Finance Agency, has reserved the right through regulation to review the Compensation Policy after adoption of the document by the Board.)

In addition, 8-K rules also require that committee assignments which were not known at the time of the election of a director be reported when known. In 2010, Ms. Estabrook served as Chair of the Board’s Audit Committee, and served on the Board’s Executive, Government & Congressional Affairs, and Housing Committees; Mr. Mroz served as the Chair of the Board’s Government & Congressional Affairs Committee and also served on the Bank’s Compensation & Human Resources, and Corporate Governance Committees; and Mr. Ficalora served on the Board’s Audit, Government & Congressional Affairs, and Strategic Planning Committees. Ms. Estabrook and Messrs. Mroz and Ficalora were appointed by the Board on December 16, 2010 to serve on such committees in 2011. In addition, Mr. Buran was appointed by the Board to serve on the Board’s Audit and Housing Committees in 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

December 21, 2010	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer